Exhibit 3.2

AMENDMENT NO. 1 TO DECLARATION OF TRUST AND TRUST AGREEMENT

OF

GALAXY BITCOIN ETF

The parties to the TRUST AGREEMENT, dated March 31, 2021 (the “Trust Agreement”), among GALAXY DIGITAL FUNDS LLC, GALAXY DIGITAL LP (solely with respect to Section 3 of the Trust Agreement), and DELAWARE TRUST COMPANY (the “Trustee”), as well as INVESCO CAPITAL MANAGEMENT LLC hereby agree, pursuant to Section 8 of the Trust Agreement, (1) to change the name of Galaxy Bitcoin ETF to “Invesco Galaxy Bitcoin ETF”; (2) to change the sponsor from Galaxy Digital Funds LLC to Invesco Capital Management LLC; and (3) that the obligations of Galaxy Digital LLP outlined in Section 3 of the Trust Agreement will be assumed by Invesco Capital Management LLC.

Effective as of the date below, the parties to the Trust Agreement shall hereafter be Invesco Capital Management LLC and Delaware Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of September, 2021.

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Benjamin Hancock
Name: Benjamin Hancock
Title: Assistant Vice President

GALAXY DIGITAL FUNDS LLC, as Sponsor

By:	/s/ Andrew Siegel
Name: Andrew Siegel
Title: Authorized Signatory

GALAXY DIGITAL LP, solely with respect to Section 3

By:	Galaxy Digital GP LLC, its general partner

By:	/s/ Andrew Siegel
Name: Andrew Siegel
Title: Authorized Signatory

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Chief Executive Officer